                            CERTIFICATE OF FORMATION

                                       OF

                           CINERGY TRANSPORTATION, LLC

     The  undersigned,  being a natural  person of age  eighteen  years or more, acting as the Sole Organizer of a limited  liability  company under the Delaware
Limited Liability Company Act (as the same may be amended from time to time, the
"Act"), adopts, pursuant to Section 18-201 of the Act, the following Certificate of Formation for such limited liability company (the "Company"):

                                    ARTICLE I

                                      NAME

                         The name of the Company shall be:
                           Cinergy Transportation, LLC

                                   ARTICLE II

                       REGISTERED OFFICE, REGISTERED AGENT

     The initial  registered office of the Company shall be: c/o The Corporation
Trust Company, 1209 Orange Street,  Wilmington,  New Castle County, Delaware, or
such other  location  as the  Company by consent  shall  determine.  The initial registered  agent of the Company shall be: The Corporation  Trust Company,  1209
Orange Street,  Wilmington,  New Castle County, Delaware, or such other location as the Company by consent shall determine.  Either the registered  office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE III

                               PERIOD OF DURATION

     The Company shall exist until dissolved according to law or by the terms of its Limited Liability Company Agreement (the "LLC Agreement").

                                   ARTICLE IV

                                     POWERS

     Except as restricted  by the  Certificate  of Formation,  the Company shall have and may exercise all powers and rights  which a limited  liability  company may exercise legally pursuant to the Act.

                                    ARTICLE V

                 ADOPTION OF LIMITED LIABILITY COMPANY AGREEMENT

     The initial LLC  Agreement of the Company  shall be adopted by its members.
The LLC Agreement may contain any  provisions  for the regulation and management of the affairs of the Company not  inconsistent  with law or this Certificate of
Formation.

                                   ARTICLE VI

                                   AMENDMENTS

     The Company  reserves the right to amend this Certificate of Formation from time to time in accordance with the Act,  provided,  that the unanimous approval of the members of the Company to such amendment has been duly obtained.

     The undersigned does hereby certify,  make and acknowledge this Certificate of Formation on this day of June, 2000.

                              /s/ Richard G. Beach
                              --------------------
                                Richard G. Beach
                                 Sole Organizer